UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2009

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

Indenture

On October 1, 2009, Del Monte Foods Company (the “Company”), its wholly owned subsidiary Del Monte Corporation (“DMC”), and certain subsidiaries of DMC (the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”) entered into an indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuance by DMC of $450 million aggregate principal amount of 7 1/2% senior subordinated notes due 2019 (the “New Notes”). The New Notes were sold in a private placement transaction, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The terms of the New Notes are governed by the Indenture. The New Notes were issued at a discount of 1.728% for gross proceeds of approximately $442.2 million and bear a stated interest rate of 7 1/2% per annum, payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2010. The New Notes mature on October 15, 2019. The New Notes are general unsecured senior subordinated obligations of DMC and are guaranteed on an unsecured senior subordinated basis by the Subsidiary Guarantors and on an unsecured subordinated basis by the Company.

At any time prior to October 15, 2014, DMC may redeem the New Notes in whole or in part at a redemption price equal to 100% of the principal amount of the notes redeemed, plus an applicable premium calculated as set forth in the Indenture, together with accrued and unpaid interest, if any, to the date of redemption. DMC may redeem the New Notes in whole or in part at any time on or after October 15, 2014, at redemption prices of 103.750%, 102.500% and 101.250% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on October 15 of the years 2014, 2015 and 2016, respectively, and at a redemption price of 100% of the principal amount thereof on and after October 15, 2017, in each case, plus accrued and unpaid interest, if any, to the redemption date. In addition, on or prior to October 15, 2012, with the net cash proceeds from certain equity offerings, DMC may redeem up to 35% in aggregate principal amount of the New Notes at a redemption price of 107.500% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

Upon the occurrence of a change of control triggering event, defined in the Indenture as both a change of control and a rating decline, if DMC has not redeemed the New Notes pursuant to its options described above, each holder of New Notes will have the right to require DMC to make an offer to repurchase the New Notes at a redemption price of 101% of the principal amount thereof, plus any accrued and unpaid interest to the repurchase date.

The Indenture contains customary covenants that limit the ability of DMC and its restricted subsidiaries (as defined in the Indenture), among other things, to:

•	incur additional indebtedness;

•	pay dividends or make certain other restricted payments;

•	consummate certain asset sales;

•	enter into certain transactions with affiliates;

•	incur indebtedness that is subordinate in right of payment to any senior debt and senior in right of payment to the New Notes;

•	incur liens;

•	impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to DMC and its subsidiaries; or

•	merge or consolidate with any other person.

Certain of these covenants will be suspended at any time that the New Notes are rated “investment grade,” as defined in the Indenture, if at such time no default or event of default has occurred and is continuing.

The Indenture also restricts the ability of the Company to enter into any consolidation, merger or sale of substantially all of its assets.

The Indenture contains customary events of default, including:

•	failure to make required payments;

•	failure to comply with certain agreements or covenants;

•	failure to pay, or acceleration of, certain other material indebtedness;

•	certain events of bankruptcy and insolvency; and

•	failure to pay certain judgments.

An event of default under the Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then-outstanding New Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the New Notes.

DMC used $433,224,000 of proceeds from the sale of the New Notes combined with $19,234,875 of other available funds to fund the payment of consideration and certain costs relating to the early settlement of DMC’s cash tender offer and consent solicitation with respect to $438,748,000 in aggregate principal amount of its outstanding 8 5/8% senior subordinated notes due 2012 (the “Old Notes”). Accrued interest on the tendered Old Notes was also paid.

The foregoing description of the New Notes and the Indenture is qualified in its entirety by reference to the Indenture (including the form of New Notes attached thereto), copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Report.

Registration Rights Agreement

In connection with the issuance of the New Notes, DMC, the Guarantors and the placement agents for the New Notes entered into a registration rights agreement dated October 1, 2009 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, DMC and the Guarantors agree, among other things, to use their commercially reasonable efforts to file and cause to become effective an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to a registered offer (the “Exchange Offer”) to exchange the New Notes for notes of DMC substantially identical in all material respects to the New Notes. Under certain circumstances, in lieu of a registered exchange offer, DMC and the Guarantors have agreed to file a shelf registration statement with the SEC with respect to the resale of the New Notes. In the event that the Exchange Offer is not consummated on or prior to October 1, 2010, the annual interest rate borne by the New Notes will be increased by 0.5% until the Exchange Offer is completed or the shelf registration statement is declared effective.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Report.

Second Supplemental Indenture

On September 30, 2009, DMC and The Bank of New York Mellon Trust Company, N.A., as Trustee, executed a second supplemental indenture effective October 1, 2009 (the “Second Supplemental Indenture”) amending the Supplemental Indenture, dated as of December 20, 2002 and amended on May 19, 2006, relating to the Old Notes (as supplemented and amended, including as supplemented and amended by the Second Supplemental Indenture, the “Old Notes Indenture”). The Company and the subsidiaries of DMC that have guaranteed DMC’s obligations under the indenture governing the Old Notes executed the Second Supplemental Indenture as well. The execution of the Second Supplemental Indenture was accomplished as a result of the receipt of tenders and related consents from the holders of at least a majority in principal amount of the Old Notes in response to DMC’s previously announced tender offer and consent solicitation.

The Second Supplemental Indenture amends the indenture governing the Old Notes to delete or make less restrictive substantially all of the restrictive covenants contained in such indenture (other than requirements to make an offer for the Old Notes in the event of certain asset sales and changes in control and limitation on guarantees by domestic restricted subsidiaries), to delete events of default relating to covenant defaults, cross-defaults and judgments against DMC, and to make conforming and related changes to the indenture. The Second Supplemental Indenture also amends the indenture governing the Old Notes to reduce the minimum redemption notice period from thirty days to three days. Old Notes tendered in response to the tender offer prior to 5:00 pm, New York City time, on September 30, 2009 can no longer be withdrawn.

The foregoing summary of the material provisions of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which is filed as Exhibit 4.4 to this Report.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Market

Item 3.03.	Material Modifications to Rights of Security Holders

The information included in Item 1.01 of this Report under the heading “Second Supplemental Indenture” is incorporated by reference into this Item 3.03.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of October 1, 2009, among Del Monte Corporation, Del Monte Foods Company, The Meow Mix Company, LLC, Meow Mix Decatur Production I, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 7 1/2% Senior Subordinated Note due 2019

4.3	Registration Rights Agreement, dated as of October 1, 2009, among Del Monte Corporation, Del Monte Foods Company, The Meow Mix Company, LLC, Meow Mix Decatur Production I, LLC and the initial purchasers

4.4	Second Supplemental Indenture among Del Monte Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated September 30, 2009 and effective October 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: October 2, 2009	By:	/s/ James Potter
	Name:	James Potter
	Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture, dated as of October 1, 2009, among Del Monte Corporation, Del Monte Foods Company, The Meow Mix Company, LLC, Meow Mix Decatur Production I, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 7 1/2% Senior Subordinated Note due 2019

4.3	Registration Rights Agreement, dated as of October 1, 2009, among Del Monte Corporation, Del Monte Foods Company, The Meow Mix Company, LLC, Meow Mix Decatur Production I, LLC and the initial purchasers

4.4	Second Supplemental Indenture among Del Monte Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated September 30, 2009 and effective October 1, 2009